Exhibit 1

Joint Filing Statement

Statement Pursuant to Rule 13d-1(k)(1)

The undersigned hereby consent and agree to file a joint statement on Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock, $0.0001 Per share, of Intersect ENT, Inc., beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

Dated: February 16, 2021	Ayrton Capital LLC

	By:	/s/ Waqas Khatri
	Name:	Waqas Khatri
	Title:	Managing Member

Alto Opportunity Master Fund SPC – Segregated Master Portfolio B

	By:	/s/ Waqas Khatri
	Name:	Waqas Khatri
	Title:	Managing Member

Ayrton Capital LLC

	By:	Waqas Khatri

	By:	/s/ Waqas Khatri
	Name:	Waqas Khatri
	Title:	Managing Member